Exhibit 99.1

Entegris Reports First Quarter Results

Cost reductions lower quarterly break-even point to below $85 million

CHASKA (Minneapolis), Minn., April 30, 2009 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal first quarter ended March 28, 2009.

The Company recorded first-quarter sales of $59.0 million and a net loss of $37.7 million, or $0.34 per share. These results included additional cost of sales of $4.1 million related to inventory acquired in the acquisition of Poco Graphite, amortization of intangible assets of $5.0 million, and restructuring charges of $4.6 million.

Gideon Argov, president and chief executive officer, said: “Our first quarter sales reflected the dramatic global drop-off in semiconductor and electronics manufacturing activity, even though there was a modest pick-up in sales of our liquid filtration products in March.

“In addition to the long-term and temporary cost reductions we implemented in February, we have taken additional measures to further lower our quarterly break-even point to below $85 million. Our EBITDA loss for the quarter as defined by our amended revolving credit agreement was $16.0 million, well within the $31.0 million allowed under the covenants. We are confident these cost reductions, and the $95 million in cash on our balance sheet, will enable us to manage our business effectively under the terms of our credit agreement, even in the unlikely event that revenues continue at the current extraordinarily depressed levels through 2009,” Argov said.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 30, 2009, at 9:00 a.m. Eastern Time. Participants should dial 1-866-290-0880 (for domestic callers) or 1-913-312-1270 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 4119382. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,”

“estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2008, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 28, 2009	March 29, 2008	December 31, 2008
Net sales	$59,038	$148,227	$112,736
Cost of sales	49,955	84,239	72,693
Amortization of acquired inventory step-up to fair value	4,065	—	7,801

Gross profit	5,018	63,988	32,242
Selling, general and administrative expenses	29,721	43,322	31,731
Engineering, research and development expenses	8,904	10,501	8,939
Amortization of intangible assets	4,981	5,087	5,088
Impairment of goodwill	—	—	93,989
Restructuring charges	4,634	—	7,091

Operating (loss) income	(43,222)	5,078	(114,596)
Interest expense (income), net	1,847	(13)	336
Other (income) expense, net	(5,222)	627	13,663

(Loss) income before income taxes	(39,847)	4,464	(128,595)
Income tax (benefit) expense	(2,598)	1,394	2,889
Equity in net loss (earnings) of affiliates	496	(138)	234

(Loss) income from continuing operations	(37,745)	3,208	(131,718)
Loss from discontinued operations, net of taxes	—	(343)	(80)

Net (loss) income	$(37,745)	$2,865	$(131,798)

Basic (loss) income per common share:
Continuing operations	$(0.34)	$0.03	$(1.18)
Discontinued operations	—	$0.00	$0.00
Net (loss) income per common share	$(0.34)	$0.03	$(1.18)
Diluted (loss) income per common share:
Continuing operations	$(0.34)	$0.03	$(1.18)
Discontinued operations	—	$0.00	$0.00
Net (loss) income per common share	$(0.34)	$0.02	$(1.18)
Weighted average shares outstanding:
Basic	112,348	114,159	111,787
Diluted	112,348	114,956	111,787

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 28, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$95,450	$115,033
Accounts receivable	51,505	70,535
Inventories	92,737	102,189
Deferred tax assets, deferred tax charges and refundable income taxes	16,445	14,661
Other current assets and assets held for sale	9,382	10,710

Total current assets	265,519	313,128

Property, plant and equipment, net	150,270	159,738

Intangible assets	88,156	93,139
Deferred tax assets – non-current	10,629	13,315
Other assets	20,101	18,504

Total assets	$534,675	$597,824

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$12,278	$13,166
Short-term borrowings	6,108	—
Accounts payable	14,621	21,782
Accrued liabilities	35,380	36,971
Income tax payable	4,806	7,437

Total current liabilities	73,193	79,356

Long-term debt, less current maturities	146,703	150,516
Other liabilities	25,945	31,782
Shareholders’ equity	288,834	336,170

Total liabilities and shareholders’ equity	$534,675	$597,824

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Quarter ended
	March 28, 2009	March 29, 2008
Operating activities:
Net (loss) income	$(37,745)	$2,865
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss from discontinued operations	—	343
Depreciation	8,270	6,216
Amortization	4,981	5,087
Stock-based compensation expense	1,810	1,900
Charge for fair value mark-up of acquired inventory	4,065	—
Other	4,471	1,429
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	16,167	2,619
Inventories	1,595	(2,812)
Accounts payable and accrued liabilities	(2,834)	(5,739)
Income taxes payable and refundable income taxes	(5,852)	(12,562)
Other	(4,472)	261

Net cash used in operating activities	(9,544)	(393)

Investing activities:
Acquisition of property and equipment	(7,940)	(6,569)
Purchase of equity investment	—	(8,000)
Other	50	90

Net cash used in investing activities	(7,890)	(14,479)

Financing activities:
Payments on short-term borrowings and long-term debt	(167,933)	(4,775)
Proceeds from short-term and long-term borrowings	171,510	—
Repurchase and retirement of common stock	—	(12,095)
Issuance of common stock	570	1,720
Payments for debt issuance costs	(3,464)	(609)

Net cash provided by (used in) financing activities	683	(15,759)

Net cash used in discontinued operations	—	(667)

Effect of exchange rate changes on cash	(2,832)	9,536

Decrease in cash and cash equivalents	(19,583)	(21,762)
Cash and cash equivalents at beginning of period	115,033	160,655

Cash and cash equivalents at end of period	$95,450	$138,893

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